Exhibit 99.2

News Release

FOR IMMEDIATE RELEASE

Merck

Media Contact:	Pamela Eisele	Investor Contact:	Joe Romanelli
	(267) 305-3558		(908) 423-5185

	Steve Cragle		Justin Holko
	(908) 423-3462		(908) 423-5088

Idenix
Media/Investor Contact:	Teri Dahlman
(617) 995-9807

Merck to Acquire Idenix

Acquisition Expands Portfolio of Promising Investigational Therapies for Hepatitis C

WHITEHOUSE STATION, N.J. & CAMBRIDGE, Mass., June 09, 2014 – Merck (NYSE: MRK), known as MSD outside the United States and Canada, and Idenix Pharmaceuticals, Inc. (NASDAQ: IDIX), today announced that the companies have entered into a definitive agreement under which Merck will acquire Idenix for $24.50 per share in cash. The transaction, which values the purchase of Idenix at approximately $3.85 billion, has been approved by the boards of directors of both companies.

“Idenix has established a promising portfolio of hepatitis C candidates based on its expertise in nucleoside/nucleotide chemistry and prodrug technologies,” said Dr. Roger Perlmutter, president, Merck Research Laboratories. “Idenix’s investigational hepatitis C candidates complement our promising therapies in development and will help advance our work to develop a highly effective, once-daily, all oral, ribavirin-free, pan-genotypic regimen that has a duration of treatment as short as possible for millions of patients in need around the world.”

Idenix is a biopharmaceutical company engaged in the discovery and development of medicines for the treatment of human viral diseases, whose primary focus is on the development of next-generation oral antiviral therapeutics to treat hepatitis C virus (HCV) infection. The company currently has three HCV drug candidates in clinical development: two nucleotide prodrugs (IDX21437 and IDX21459) and a NS5A inhibitor (samatasvir). These novel candidates are being evaluated for their potential inclusion in the development of all oral, pan-genotypic fixed-dose combination regimens.

“Merck has established a strong legacy of leadership and innovation in treating hepatitis C,” said Ron Renaud, Idenix’s President and Chief Executive Officer. “This agreement creates shareholder value by positioning Idenix’s strong portfolio of candidates for future success with a leading healthcare company with the experience and commitment to develop fixed-dosed combinations with the potential to impact the global burden of hepatitis C.”

Merck’s research and development portfolio includes several HCV medicines in development, the leading of which is a combination of MK-5172, an investigational HCV NS3/4A protease inhibitor and MK-8742, an investigational HCV NS5A replication complex inhibitor. The combination of these two investigational candidates has received Breakthrough Therapy designation from the U.S. Food and Drug Administration for the treatment of HCV. In April 2014, Merck announced initiation of Phase 3 clinical trials for MK-5172/MK-8742 to evaluate the combination with and without ribavirin in various genotypes and across a broad range of patient populations with chronic HCV. Study information can be found at www.clinicaltrials.gov.

Under the terms of the agreement, Merck, through a subsidiary, will initiate a tender offer to acquire all outstanding shares of Idenix Pharmaceuticals, Inc. The closing of the tender offer will be subject to certain conditions, including the tender of shares representing at least a majority of the total number of Idenix’s outstanding shares (assuming the exercise of all options), the expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act and other customary conditions. Upon the completion of the tender offer, Merck will acquire all remaining shares through a second-step merger. The companies expect the transaction to close in the third quarter of 2014.

Credit Suisse acted as financial advisor to Merck in this transaction and Hughes Hubbard & Reed LLP as its legal advisor. Centerview Partners acted as financial advisor to Idenix and Sullivan & Cromwell as its legal advisor.

Important Information about the Tender Offer

The tender offer for the outstanding shares of Idenix has not yet commenced. This press release is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell shares, nor is it a substitute for the tender offer materials that Merck and its subsidiary will file with the Securities and Exchange Commission (SEC). At the time the planned tender offer is commenced, a tender offer statement on Schedule TO will be filed by Merck with the SEC and Idenix will file a solicitation/recommendation statement on Schedule 14D-9, with respect to the tender offer. The tender offer materials (including an offer to purchase, a related letter of transmittal and other tender offer documents) and the solicitation/recommendation statement will contain important information that holders of Idenix common stock shares are urged to read carefully when they become available, as each may be amended or supplemented from time to time, and because they will contain important information that holders of shares of Idenix common stock should consider before making any decision regarding tendering their shares. The tender offer materials will be made available to Idenix’s stockholders at no expense to them. In addition, all of those materials (and other tender offer documents filed with the SEC) will be made available at no charge on the SEC’s website at www.sec.gov. Additional copies of the tender offer materials may be obtained at no charge by contacting Merck at One Merck Drive, Whitehouse Station, NJ, 08889 or by phoning (908) 423-1000. In addition, Merck and Idenix file annual, quarterly and current reports and other information with the SEC. You many read and copy any reports or other information filed by Merck or Idenix at the SEC public reference room at 100 F Street, N.E., Washington, D.C., 20549. For further information on the SEC public reference room, please call 1-800-SEC-0330. Merck’s and Idenix’s filings with the SEC are also available to the public from commercial document-retrieval services and at the SEC’s website at www.sec.gov.

About Merck

Today’s Merck is a global healthcare leader working to help the world be well. Merck is known as MSD outside the United States and Canada. Through our prescription medicines, vaccines, biologic therapies, and consumer care and animal health products, we work with customers and operate in more than 140 countries to deliver innovative health solutions. We also demonstrate our commitment to increasing access to healthcare through far-reaching policies, programs and partnerships. For more information, visit www.merck.com and connect with us on Twitter, Facebook and YouTube.

About Idenix

Idenix Pharmaceuticals, Inc. is a biopharmaceutical company engaged in the discovery and development of drugs for the treatment of human viral diseases. Idenix is headquartered in Cambridge, Massachusetts (USA). Its clinical development operations and drug discovery operations are conducted in Cambridge and in the Company’s European laboratories in Montpellier, France. Idenix’s current focus is on the treatment of patients with hepatitis C infection.

Merck Forward-Looking Statement

This news release includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Forward looking statements include statements regarding the timing and closing of the tender offer and the merger transactions, the ability of Merck to complete the transactions considering the various closing conditions, and any assumptions underlying any of the foregoing. These statements are based upon the current beliefs and expectations of Merck’s management and are subject to significant risks and uncertainties. There can be no guarantees with respect to pipeline products that the products will receive the necessary regulatory approvals or that they will prove to be commercially successful. If underlying assumptions prove inaccurate or risks or uncertainties materialize, actual results may differ materially from those set forth in the forward-looking statements.

Risks and uncertainties include but are not limited to, general industry conditions and competition; general economic factors, including interest rate and currency exchange rate fluctuations; the impact of pharmaceutical industry regulation and health care legislation in the United States and internationally; global trends toward health care cost containment; technological advances, new products and patents attained by competitors; challenges inherent in new product development, including obtaining regulatory approval; Merck’s ability to accurately predict future market conditions; manufacturing difficulties or delays; financial instability of international economies and sovereign risk; dependence on the effectiveness of Merck’s patents and other protections for innovative products; the exposure to litigation, including patent litigation, and/or regulatory actions; timing of the tender offer and merger; uncertainties as to how many Idenix stockholders will tender shares in the tender offer; the possibility that competing offer may be made; the possibility that various closing conditions to transactions may not be satisfied or waived, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the transactions; or that a material adverse effect occurs with respect to Idenix.

Merck undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. Additional factors that could cause results to differ materially from those described in the forward-looking statements can be found in Merck’s 2013 Annual Report on Form 10-K and the company’s other filings with the SEC available at the SEC’s Internet site (www.sec.gov).

Idenix Forward Looking Statement

This press release contains “forward-looking statements” for purposes of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995, including but not limited to the statements regarding the Company’s future business and financial performance. For this purpose, any statements contained herein that are not statements of historical fact may be deemed forward-looking statements. Without limiting the foregoing, the words “expect,” “plans,” “anticipates,” “intends,” “will,” and similar expressions are also intended to identify forward-looking statements, as are expressed or implied statements with respect to the Company’s potential pipeline candidates, including any expressed or implied statements regarding the efficacy and safety of samatasvir, IDX21437 or IDX21459 or any other drug candidate; the successful development of novel combinations of direct-acting antivirals for the treatment of HCV; the likelihood and success of any future clinical trials involving samatasvir, IDX21437 or IDX21459 or any other drug candidates; and expectations with respect to funding of operations and future cash balances. Actual results may differ materially from those indicated by such forward-looking statements as a result of risks and uncertainties, including but not limited to the following: there can be no guarantees that the Company will advance any clinical product candidate or other component of its potential pipeline to the clinic, to the regulatory process or to commercialization; management’s expectations could be affected by unexpected regulatory actions or delays; uncertainties relating to, or unsuccessful results of, clinical trials, including additional data relating to the ongoing clinical trials evaluating its product candidates; the Company’s ability to obtain additional funding required to conduct its research, development and commercialization activities; changes in the Company’s business plan or objectives; the ability of the Company to attract and retain qualified personnel; competition in general; and the Company’s ability to obtain, maintain and enforce patent and other intellectual property protection for its product candidates and its discoveries. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results to be materially different from any future results, performance or achievements expressed or implied by such statements. These and other risks which may impact management’s expectations are described in greater detail under the heading “Risk Factors” in the Company’s annual report on Form 10-K for the year ended December 31, 2013 as filed with the SEC and in any subsequent periodic or current report that the Company files with the SEC.

All forward-looking statements reflect the Company’s estimates only as of the date of this release (unless another date is indicated) and should not be relied upon as reflecting the Company’s views, expectations or beliefs at any date subsequent to the date of this release. While Idenix may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so, even if the Company’s estimates change.

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